NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. REPORTS SECOND QUARTER 2026 RESULTS

•$226.6 million in cash
•$576.5 million in sales, a 15.6 percent year-over-year increase
•GAAP diluted EPS of $1.76
•$70.4 million in earnings before interest, taxes, depreciation & amortization and other non-cash charges ("Adjusted EBITDA")
•Free cash flow of $29.8 million, compared to $8.3 million last year
•Completed four acquisitions through Q2

Houston, TX – August 5, 2026 – DXP Enterprises, Inc. ("DXP" or the "Company") (NASDAQ: DXPE) today announced financial results for the second quarter ended June 30, 2026. The following are results for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Second Quarter 2026 Financial Highlights:

•Sales increased 15.6 percent to $576.5 million compared to $498.7 million for the second quarter of 2025.
•Net income increased 21.6 percent for the second quarter to $28.7 million, compared to $23.6 million for the second quarter of 2025.
•Earnings per diluted share for the second quarter was $1.76 based upon 16.3 million diluted shares, compared to $1.43 earnings per diluted share in the second quarter of 2025, based on 16.5 million diluted shares.
•Adjusted EBITDA for the second quarter was $70.4 million compared to $57.3 million for the second quarter of 2025, an increase of 22.8 percent. Adjusted EBITDA as a percentage of sales, or Adjusted EBITDA margin, was 12.2 percent and 11.5 percent, respectively.
•Cash flow from operating activities for the second quarter was $32.4 million, compared to $18.6 million for the second quarter of 2025.
•Free Cash Flow (cash flow from operating activities less capital expenditures) for the second quarter was $29.8 million, compared to $8.3 million for second quarter of 2025.

Business segment financial highlights:

•Service Centers’ revenue for the second quarter was $367.9 million, an increase of 8.3 percent year-over-year, with a 14.7 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the second quarter was $142.7 million, an increase of 52.6 percent year-over-year, with a 18.7 percent operating income margin.
•Supply Chain Services’ revenue for the second quarter was $65.8 million, an increase of 0.6 percent year-over-year, with a 9.9 percent operating income margin.

David R. Little, Chairman and Chief Executive Officer commented, "DXP delivered a strong second quarter and first half of 2026, with sales of $576.5 million, diluted earnings per share of $1.76, Adjusted EBITDA of $70.4 million, growing 22.8 percent, and free cash flow of $29.8 million. Our results reflect continued execution of our growth strategy, solid organic performance, contribution from recent acquisitions, and sustained strength in EBITDA margins. During the quarter, organic sales were $526.6 million, while acquisitions contributed $49.8 million in sales. We also saw continued strength across our business segments, with Service Centers generating $367.9 million in sales, Innovative Pumping Solutions generating $142.7 million, and Supply Chain Services generating $65.8 million. While the macro environment remains uncertain, including fiscal uncertainty, cautious central bank policies, market volatility, and geopolitical concerns, we believe DXP is well positioned to finish the second half of 2026 with momentum. We remain focused on executing our strategic initiatives, integrating and pursuing acquisitions, generating strong cash flow, and positioning the Company for continued growth in 2027. Overall, we are pleased with our performance, proud of the progress DXP continues to make, and grateful to our customers, suppliers, shareholders, and all of our DXPeople."

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Kent Yee, Chief Financial Officer and Senior Vice President, remarked, "Our second quarter sales and adjusted EBITDA continue to set new high watermarks. Specifically, this quarter reflects continued execution of our strategic goals and the confidence we have in our balanced mix of business, tremendous teams, and a strong balance sheet to support our key initiatives. DXP performed well in the second quarter with $576.5 million in sales. We closed four acquisitions through the first half of the year and look forward to closing more during the second half of 2026. Total debt outstanding as of June 30, 2026, was $842.5 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 2.30:1.0 with a covenant EBITDA of $267.3 million for the last twelve months ending June 30, 2026. We expect to finish fiscal year 2026 with strong momentum."

Conference Call Information

DXP Enterprises, Inc. management will host a conference call, August 6, 2026, at 10:30 a.m. Central Time, to discuss the Company’s financial results. The conference call may be accessed by going to https://ir.dxpe.com.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://ir.dxpe.com. The online replay will be available on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about DXP Enterprises, Inc., please visit the Company's website at https://www.dxpe.com.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout North America. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

Non-GAAP Financial Measures

DXP supplements reporting of net income with certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income, and Adjusted Diluted EPS. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income, Adjusted Diluted EPS, and net debt referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information".

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facilities. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation to its most directly comparable GAAP financial measure, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase shares of the Company's common stock, and for certain other activities. Adjusted Net Income reconciles to the most directly comparable GAAP financial measure of Net Income as provided below. We believe Adjusted Net Income is important because it provides the investor with further clarity around Net Income excluding the impact of unique or one-time items during the respective period.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Information Related to Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include, without limitation, those about the Company’s expectations regarding the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to: the effectiveness of management’s strategies and decisions; our ability to implement our internal growth and acquisition growth strategies; general economic and business conditions specific to our primary customers; changes in government regulations; our ability to effectively integrate businesses we may acquire; new or modified statutory or regulatory requirements; availability of materials and labor; inability to obtain or delay in obtaining government or third-party approvals and permits; non-performance by third parties of their contractual obligations; unforeseen hazards such as weather conditions, acts of war or terrorist acts and the governmental or military response thereto; cyber-attacks adversely affecting our operations; other geological, operating and economic considerations and declining prices and market conditions, including supply or demand for maintenance, repair and operating products, equipment and service; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Sales	$576,461	$498,682	$1,098,119	$975,251
Cost of sales	393,394	340,869	746,446	667,173
Gross profit	183,067	157,813	351,673	308,078
Selling, general and administrative expenses	127,574	111,827	253,706	221,577
Income from operations	55,493	45,986	97,967	86,501
Interest expense	16,831	14,744	33,274	29,404
Other (income) expense, net	(1,059)	(354)	(1,653)	(1,672)
Income before income taxes	39,721	31,596	66,346	58,769
Provision for income taxes	11,013	7,984	17,660	14,568
Net income	28,708	23,612	48,686	44,201
Preferred stock dividend	22	22	45	45
Net income attributable to common shareholders	$28,686	$23,590	$48,641	$44,156

Net income	$28,708	$23,612	$48,686	$44,201
Foreign currency translation adjustments	(1,491)	2,563	(2,955)	2,649
Comprehensive income	$27,217	$26,175	$45,731	$46,850

Earnings per share:
Basic	$1.85	$1.50	$3.13	$2.81
Diluted	$1.76	$1.43	$2.98	$2.67

Weighted average common shares outstanding:
Basic	15,505	15,694	15,518	15,696
Diluted	16,345	16,534	16,358	16,536

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except share amounts)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$226,618	$303,783
Accounts receivable, net of allowance of $3,999 and $3,995, respectively	439,938	397,502
Inventories	121,394	108,144
Costs and estimated profits in excess of billings	58,958	53,855
Prepaid expenses and other current assets	41,907	47,033
Total current assets	888,815	910,317
Property and equipment, net	120,193	114,822
Goodwill	560,526	494,561
Other intangible assets, net	116,452	81,351
Operating lease right of use assets, net	72,058	74,709
Other long-term assets	11,466	9,395
Total assets	$1,769,510	$1,685,155

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$8,580	$8,580
Trade accounts payable	133,724	116,765
Accrued wages and benefits	50,855	51,180
Customer advances	12,760	15,460
Billings in excess of costs and estimated profits	21,633	15,689
Short-term operating lease liabilities	19,522	19,038
Other current liabilities	49,875	45,769
Total current liabilities	296,949	272,481
Long-term debt, net of unamortized debt issuance costs and discounts	816,365	818,476
Long-term operating lease liabilities	54,534	57,509
Other long-term liabilities	60,921	38,250
Total long-term liabilities	931,820	914,235
Total liabilities	1,228,769	1,186,716
Commitments and Contingencies
Shareholders' equity:
Series A preferred stock, $1.00 par value; 1,000,000 shares authorized	1	1
Series B preferred stock, $1.00 par value; 1,000,000 shares authorized	15	15
Common stock, $0.01 par value, 100,000,000 shares authorized; 20,395,157 issued and 15,505,100 outstanding at June 30, 2026 and 20,403,647 issued and 15,513,590 outstanding at December 31, 2025	204	204
Additional paid-in capital	217,297	220,681
Retained earnings	526,898	478,257
Accumulated other comprehensive loss	(33,562)	(30,607)
Treasury stock, at cost 4,890,057 and 4,890,057 shares, respectively	(170,112)	(170,112)
Total DXP Enterprises, Inc. equity	540,741	498,439
Total liabilities and equity	$1,769,510	$1,685,155

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Sales	2026	2025	2026	2025
Service Centers	$367,898	$339,731	$705,874	$666,806
Innovative Pumping Solutions	142,739	93,540	261,399	179,722
Supply Chain Services	65,824	65,411	130,846	128,723
Total Sales	$576,461	$498,682	$1,098,119	$975,251

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Income	2026	2025	2026	2025
Service Centers	$54,165	$50,171	$103,840	$97,215
Innovative Pumping Solutions	26,661	18,642	48,333	32,049
Supply Chain Services	6,484	5,229	12,898	10,792
Total Segments Operating Income	$87,310	$74,042	$165,071	$140,056

RECONCILIATION OF OPERATING INCOME FOR REPORTABLE SEGMENTS
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Income from operations for reportable segments	$87,310	$74,042	$165,071	$140,056
Adjustment for:
Amortization of intangibles	6,798	5,327	13,815	10,684
Corporate expenses	25,019	22,729	53,289	42,871
Income from operations	$55,493	$45,986	$97,967	$86,501
Interest expense	16,831	14,744	33,274	29,404
Other (income) expense, net	(1,059)	(354)	(1,653)	(1,672)
Income before income taxes	$39,721	$31,596	$66,346	$58,769

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
($ thousands, unaudited)

We define and calculate EBITDA as Net income attributable to DXP Enterprises, Inc., plus interest, taxes, depreciation, and amortization. We define and calculate Adjusted EBITDA as Net income attributable to DXP Enterprises, Inc., plus interest, taxes, depreciation, and amortization plus stock-based compensation expense and all other non-cash charges, adjustments, and non-recurring items. We identify the impact of all other non-cash charges, adjustments and non-recurring items because we believe these items do not directly reflect our underlying operations.

We define and calculate EBITDA Margin as EBITDA divided by sales. We define and calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by sales.

The following table sets forth the reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Income before income taxes	$39,721	$31,596	$66,346	$58,769
Plus: Interest expense	16,831	14,744	33,274	29,404
Plus: Depreciation and amortization	12,203	9,490	24,254	18,624
EBITDA	$68,755	$55,830	$123,874	$106,797
Plus: stock compensation expense	1,466	1,483	3,268	2,800
Plus: other non-recurring items(1)	155	—	1,046	235
Adjusted EBITDA	$70,376	$57,313	$128,188	$109,832

Operating Income Margin	9.6%	9.2%	8.9%	8.9%
Net Income Margin	5.0%	4.7%	4.4%	4.5%
EBITDA Margin	11.9%	11.2%	11.3%	11.0%
Adjusted EBITDA Margin	12.2%	11.5%	11.7%	11.3%
(1) Other non-recurring items include non-recurring costs not related to continuing business operations.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
We define and calculate organic sales to include locations and acquisitions under our ownership for at least twelve months. "Acquisition Sales" are sales from acquisitions that have been under our ownership for less than twelve months and are excluded in our calculation of Organic Sales.

"Business Days" are days of the week, excluding Saturdays, Sundays, and holidays, that our locations are open during the year. Depending on the location and the season, our branches may be open on Saturdays and Sundays; however, for consistency, those days have been excluded from the calculation of Business Days.

We define and calculate Sales per Business Day as sales divided by the number of Business Days in the relevant reporting period.

We define and calculate Organic Sales per Business Day as Organic Sales divided by the number of Business Days in the relevant reporting period.

The following table sets forth the reconciliation of Acquisition Sales, Organic Sales and Organic Sales per Business Day to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Sales by Business Segment
Service Centers	$367,898	$339,731	$705,874	$666,806
Innovative Pumping Solutions	142,739	93,540	261,399	179,722
Supply Chain Services	65,824	65,411	130,846	128,723
Total DXP Sales	$576,461	$498,682	$1,098,119	$975,251
Acquisition Sales	$49,848	$24,605	$90,593	$55,717
Organic Sales	$526,613	$474,077	$1,007,526	$919,534

Business Days	63	63	126	126
Sales per Business Day	$9,150	$7,916	$8,715	$7,740
Organic Sales per Business Day	$8,359	$7,525	$7,996	$7,298

We define and calculate free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment.

The following table sets forth the reconciliation of Free Cash Flow to the most comparable GAAP financial measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash from operating activities	$32,386	$18,646	$61,955	$21,619
Less: purchases of property and equipment	(2,621)	(10,346)	(5,915)	(30,260)
Free Cash Flow	$29,765	$8,300	$56,040	$(8,641)

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
The following table is a reconciliation of adjusted net income attributable to DXP Enterprises, Inc., a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Income	$28,708	$23,612	$48,686	$44,201
One-time non-recurring costs	155	—	1,046	235
Adjustment for taxes	(43)	—	(278)	(57)
Adjusted Net Income	$28,820	$23,612	$49,454	$44,379

Weighted average common shares outstanding
Diluted	16,345	16,534	16,358	16,536

Diluted Earnings per Share	$1.76	$1.43	$2.98	$2.67
Adjusted Diluted Earnings per Share	$1.76	$1.43	$3.02	$2.68